EXHIBIT 10.1

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP

INTEREST IN PRODECO TECHNOLOGIES, LLC

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED in the sum of $30,000.00, the undersigned, A BETTER BIKE, LLC and EBIKE, LLC, (the "Assignor"), hereby grants, bargains, sells, assigns and transfers to TAVONE FAMILY HOLDINGS, LLC, a Florida limited liability company organized under the laws of the State of Florida (the "Assignee"), and Assignee hereby accepts and assumes, all of Assignor's right, title and interest in and to the LLC Interest (as defined below), and Assignor does hereby irrevocably constitute and appoint any manager or officer of the Company (as defined below) as attorney-in-fact to transfer said LLC Interest on the books of the Company with full power of substitution in the premises.

For purposes hereof, the term "LLC Interest" means all of the Assignor's right, title and interest in Assignor's 100% of the issued and outstanding membership interests (4,850,000 membership units, collectively) in PRODECO TECHNOLOGIES, LLC, a Florida limited liability company (the "Company"), including, but not limited to, (i) all the profits, losses, items in the nature of income, gain, credit, expense or loss, and the surplus and/or distributions allocable to Assignor in respect of such interest accruing after the date hereof; (ii) Assignor's rights, powers, obligations and benefits as a member of the Company in respect of such interest; and (iii) any other right, title and interest attributable to Assignor under the Operating Agreement of the Company and any other agreement relating to the Company, the Limited Liability Company Act of the State of Florida or any other applicable law in respect of such interest. Assignor represents and warrants to Assignee that it is the only legal, record and beneficial owner of the LLC Interest and that the LLC Interest is free and clear of all liens, pledges, security interests, irrevocable proxies, encumbrances or restrictions.

By executing below, Assignor hereby agrees to: (i) be bound by the provisions, terms and conditions of the Amended and Restated Operating Agreement of the Company and any other agreement relating to the Company, the Limited Liability Company Act of the State of Florida or any other applicable law in respect of the LLC Interest; in particular, the following provision:

"Each Member agrees and acknowledges that, at any time they are a Member of the Company and for a period of three (3) years after their termination as a Member of the Company, they will not, directly or indirectly, as principal, partner, joint venture, shareholder, investor, owner, employer, employee, officer, director, consultant or otherwise, own, manage, operate, finance, control, engage in, consult with or otherwise participate in the ownership, management, operation, research, development, financing or control of, any business activity deemed a "Competitive Business" anywhere. A "Competitive Business" is one that is engaged in the business of development, manufacture or retail sale of electric powered bicycles, electric skateboards/hoverboards, roller skates, aerial drones, paddle boards and other similar outdoor recreational products; (b) directly or indirectly induce any employee of the Company to terminate or negatively alter his or her relationship with the Company or (c) solicit the business of any client or customer of the Company (other than on behalf of the Company) or (d) induce any supplier, vendor, consultant or independent contractor of the Company to terminate or negatively alter his, her or its relationship with the Company."

(ii) release Assignor, together with all officers, directors, employees and agents of Assignor ("Assignor Related Parties"), from all obligations, claims, causes of action and liabilities relating, directly or indirectly, to the Company, the LLC Interest, the Amended Operating Agreement of the Company and any other agreement relating to the Company and the assignment ("Claims") arising on or prior to the date hereof from a third party; and (iii) indemnify, defend and hold harmless the Assignor Related Parties from and against all Claims subsequent to the assignment. Assignor has assigned its rights to the proceeds from this sale to Paymeon, Inc., which shall receive the payment provided for hereinabove.

Signature page to follow - this document may be executed in counterparts

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WITNESS OUR HANDS AND SEALS AS OF THIS 18 DAY OF November, 2016

ASSIGNOR: EBIKE, LLC

ASSIGNOR: A BETTER BIKE, LLC

ASSIGNEE: TAVONE FAMILY HOLDINGS, LLC